Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

PREMIERE GLOBAL SERVICES, INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS

EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
MONDAY, MAY 21, 2007, UNLESS THE OFFER IS EXTENDED.

          As set forth in Section 3 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your shares but:

•	your certificates for the shares are not immediately available or cannot be delivered to the Depositary by the expiration of the tender offer;

•	you cannot comply with the procedure for book-entry transfer by the expiration of the tender offer; or

•	your other required documents cannot be delivered to the Depositary by the expiration of the tender offer.

          This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to the Depositary by mail, overnight courier or by facsimile transmission prior to the expiration date.

Deliver to:

the Depositary for the Tender Offer

By Mail or Overnight Courier:	By Hand:	By Facsimile Transmission
(For Eligible Institutions Only)
American Stock Transfer & Trust	American Stock Transfer & Trust	American Stock Transfer Company
Company	Company	Attn: Reorganization Department
Operations Center	Attn: Reorganization Department	718-234-5001
Attn: Reorganization Department	59 Maiden Lane	Confirm Receipt by Calling:
6201 15th Avenue	New York, NY 10038	877-248-6417 or
Brooklyn, NY 11219		718-921-8317

          For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the expiration of the tender offer. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

          Deliveries to Premiere Global Services, Inc., the Dealer Managers or the Information Agent will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

          The undersigned hereby tenders to Premiere Global Services, Inc., upon the terms and subject to the conditions set forth in its Offer to Purchase dated April 23, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of Premiere Global Services, Inc., par value $0.01 per share (the “Common Stock”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

          Number of shares to be tendered: ________________ shares

CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)

          A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to the Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares indicated below is purchased by Purchaser pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and Premiere Global Services, Inc. urges shareholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: ________ shares.

          If, because of proration, the minimum number of shares designated will not be purchased, Premiere Global Services, Inc. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

ODD LOTS
(See Instruction 14 of the Letter of Transmittal)

          To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the expiration date of the Offer, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares beneficially owned by each such person.

CERTIFICATION BY NON-UNITED STATES HOLDERS
TENDERING ALL SHARES ACTUALLY AND CONSTRUCTIVELY OWNED
(To be completed only by Non-United States Holders who are tendering all of their shares.
See Instruction 10 of the Letter of Transmittal)

The undersigned represents that either (check one box):

☐

the undersigned is the beneficial or record owner of shares and is tendering all of the undersigned’s shares, including those owned directly and constructively (see Section 14 of the Offer to Purchase); or

☐

the undersigned is a broker, dealer, commercial bank, trust company or other nominee which: (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which the undersigned is the record owner; and (b) believes, based upon representations made to the undersigned by such beneficial owners, that each such person is tendering all of their shares, including those owned directly and constructively (see Section 14 of the Offer to Purchase).

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):

(Please Print)

Signature(s):

X

X

Address(es):

Zip code(s):

(Area code) and telephone number:

If delivery will be by book-entry transfer, check this box     ☐

Name of Tendering Institution:

Account Number:

GUARANTEE
(Not to be used for Signature Guarantee)

          The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

          The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Eligible Institution Guaranteeing Delivery

X

Authorized Signature

Address

Name (Print Name)

Zip Code

Title

(Area Code) Telephone No.

Dated: ________, 2007

          This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE
CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.